UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2012, Stratus Properties Inc. (“Stratus”) entered into an Omnibus Modification and Extension Agreement (the “Omnibus Agreement”) effective as of November 30, 2010, by and between Stratus and its wholly owned subsidiaries Stratus Properties Operating Co., L.P., Circle C Land, L.P., and Austin 290 Properties, Inc., as borrowers (the “Borrowers”), and Comerica Bank, as lender (“Comerica”). The Omnibus Agreement extended the maturity date of the $35 million revolving loan under Stratus' credit facility with Comerica from November 30, 2012 to December 31, 2012. In addition, because all indebtedness outstanding under the term loan had been paid in full by the Borrowers, the $10 million term loan was terminated. Accordingly, Comerica has no further obligation to advance funds under the term loan. All other terms and conditions remain unchanged. Currently, the aggregate principal balance outstanding under the revolving loan is $27 million. Stratus expects to have a new two-year credit facility in place by December 31, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ C. Donald Whitmire, Jr.
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C. Donald Whitmire, Jr.
Vice President - Controller
(authorized signatory)

Date: December 3, 2012